PREMIER WEALTH MANAGEMENT EXPANDS BOARD OF DIRECTORS WITH APPOINTMENT OF ANTHONY NIGHTINGALE

CYPRUS - (BUSINESS WIRE) - September 17, 2007 - Tally-Ho Ventures, Inc., d/b/a Premier Wealth Management, Inc., (OTCBB:TLYH), today announced that Anthony Nightingale has been appointed to serve as a member of the Company’s Board of Directors, effective September 13, 2007.

With a career spanning nearly 30 years, Nightingale brings Premier proven experience and broad perspective on the global financial services marketplace. Since 1997, he has served as the lead shareholder and Managing Director of European Business Networks S.A., a buffer organization between international product suppliers and local distributors of a wide range of life insurance-related and retirement planning products and services. From 1991 through 1998, Nightingale established and led EIFAN asbi, which was a not-for-profit company that assisted distributors with the understanding and implementation of European financial legislation impending at that time. From 1989 until 1991, he served in numerous posts at Target International S.A., including Group Marketing and Sales Director and Managing Director of separate subsidiary activities in Scandanavian and Far Eastern countries; he was also a member of the Target’s Board of Directors. Prior experience includes senior management positions with Unilife Assurance Group, S.A.; Bodwins Insurance Brokers Ltd; and Liberty Life Assurance Company Ltd. After graduating from Hatfield University with a Bachelor of Commerce degree in Business and Financial Studies, he launched his impressive career via a graduate programme offered by Manufacturers Life Insurance Company Ltd. in England.

Commenting on Nightingale’s board appointment, Nigel Gregg, Chairman and Chief Executive Officer of Premier, stated, “We are very pleased to welcome Anthony to our Board and we look forward to working with him. There is no question that his oversight, industry expertise and counsel will prove invaluable to our executive management team as we persist in executing our many ambitious, global growth initiatives. Moreover, we will look to Anthony to assist us in implementing only best practices in our corporate governance activities to ensure we provide our shareholders with the greatest possible transparency into our business and decision-making processes.”

About Tally-Ho Ventures, Inc., d/b/a Premier Wealth Management, Inc.
Incorporated in the State of Delaware, and headquartered in Cyprus, Premier Wealth Management is currently executing a business strategy designed to position the Company as a preferred provider of highly personalized private wealth advisory and investment management services to mid and high net worth individuals and families across Europe and the Far East. Since early 2006, Premier has completed the acquisition and integration of three financial services companies based in Europe, amassing financial assets of approximately 22,000 mid and high net worth investors in 50 countries, collectively representing over $2.25 billion in assets under management.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Daniel Conway, Chief Strategist, 407-585-1080 or via email at TLYH@efcg.net